EXHIBIT 10(i)

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                    -----------------------------------------

         THIS AGREEMENT made this 7th day of December, 1999 at Miami, Florida, by and between Starting Point, L.L.C., an Illinois Limited Liability Company and Yesmail.com, Inc., a Delaware corporation, hereinafter collectively referred to as "Seller" and Techlabs, Inc., a Florida corporation, hereinafter referred to as "Purchaser" or "Techlabs".

                                     RECITAL
                                     -------

         The Purchaser desires to purchase and receive from the Seller, and the Seller desires to sell and assign to the Purchaser, all of the properties, contracts, assets, and business as a going concern of Starting Point, L.L.C., other than the Excluded Assets (as defined below).

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE
         -----------------

         Upon the terms and subject to all of the conditions in this Agreement and the performance by each of the parties of their respective obligations, the Purchaser agrees to purchase from the Seller and the Seller agrees to sell and deliver to the Purchaser on the Closing Date (as hereinafter defined), those of Starting Point, L.L.C.'s assets which are not Excluded Assets (the "Purchased Assets"). There shall be excepted from the assets and properties of Seller sold to Purchaser pursuant to this Agreement and from the term "Purchased Assets" the following: the database of email addresses which currently exists and is incorporated within the YesMail Network (the "List); any and all contracts or agreements regarding the List; goodwill associated with the List; Seller's books and records, accounts receivable, cash deposits on account, notes receivable, tax deposits, trade receivables, marketable securities, and all other current liquid assets of the Seller (collectively the "Excluded Assets").

2.       PURCHASE PRICE AND RELATED MATTERS
         ----------------------------------

         The Purchaser shall issue at the Closing (hereinafter define) 250,000 shares of its Rule 144 Common Stock, issued pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Purchase Price"). The Seller's accounts payables and all other liabilities, through and including the Closing date (hereinafter defined) shall remain the responsibility of Seller. At Closing (hereinafter defined), the

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parties shall execute a hold harmless and indemnification agreement in favor of each other for any and all claims that may arise as a result of (i) Seller's ownership of Starting Point, L.L.C. prior to Closing in favor of Purchaser; and
(ii) Purchaser's ownership of Starting Point, L.L.C. from and after Closing in favor of Seller. The Indemnification Agreements are attached hereto as Exhibit "B".

         (a)      Piggyback Registration Rights:

                  (i) Notice of Registration. If Purchaser at any time proposes to register any shares of its Common Stock under the 1933 Act whether or not for sale for its own account, other than an offering primarily or exclusively to employees and the registration form to be used may also be used for the registration of the Shares (a "Piggyback Registration"), Purchaser shall at such time notify Seller at least thirty (30) days prior to the filing of any registration statement with respect thereto. Upon the receipt of a written request of the Seller made within ten (10) days after such notice (which request shall specify the number of Shares intended to be registered), Purchaser will use its best efforts, subject to the limitations set forth below, to include in such registration statement the number of shares sought to be registered by the Seller. Each such request shall also contain an undertaking from the Seller to provide all such information and material and to take all actions as may be required in order to permit Purchaser to comply with all applicable federal and state securities laws.

                  (ii) Underwriting. Notwithstanding any other provisions of this Section 2, in the case of an underwritten public offering, if the managing underwriter determines that market factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in such Piggyback Registration, but to no greater percentage than any other shareholder is limited.

                  (iii) Indemnification. To the extent permitted by law, the Purchaser will indemnify Seller and each person controlling Seller within the meaning of Section 15 of the Securities Act and each underwriter, if any, of the Purchaser's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities as incurred (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation of the Purchaser of any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, qualification or compliance, and the Purchaser will reimburse Seller and each underwriter, if any, for any legal and other expenses reasonably incurred in connection with investigation, preparing of defending

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any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written furnished to the Purchaser by the Seller or the underwriter (specifically for inclusion in a registration statement or prospectus) seeking information.

         (b) Allocation: The parties to this Agreement have agreed that the Purchase Price shall be allocable as follows:

                  Assets                                         Amount
                  ------                                         ------
         Equipment and Furniture                             $  500,000.00
         Goodwill                                               500,000.00
         Agreement Not To Compete                               500,000.00
                                                             -------------

                                    TOTAL                    $1,500,000.00
                                                             =============

         In the event the Purchaser shall pay to the Seller any additional monies pursuant to this Agreement, said payment shall be considered additional Goodwill. Each of the parties agrees to utilize such allocation in recording the consequences of this transaction on their Federal Income Tax Returns.

         (c) Purchaser may send one announcement to the List at no additional costs to the Purchaser. Such announcement must be approved by the Seller prior to sending same and shall be primarily to reference the Purchaser's acquisition of the Website.

         (d) Rule 144 Reporting: With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, Purchaser agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as Seller owns any Shares, furnish to Seller forthwith upon request a written statement of the Purchaser as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Purchaser, and such other reports and documents of the Purchaser, and such other reports and documents so filed as Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing Seller to sell any such securities without registration.

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

         (e) Guaranteed Minimum Value: Purchaser hereby guarantees the value of the Shares shall be at least One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Minimum Value") at the close of trading on the date which is one (1) year from the Closing Date of this transaction (the "Valuation Date"). If the Shares are not worth the Minimum Value at the close of trading on the Valuation Date, then the Purchaser shall deliver to the Seller the number of shares of Common Stock in Purchaser so that the Seller receives the Minimum Value, as determined at the close of trading on the Valuation Date.

3.       NO ASSUMPTION OF OBLIGATIONS BY PURCHASER
         -----------------------------------------

         (a) Except for the Assumed Agreements (as defined herein) Purchaser will not assume and will not discharge nor be liable for any debts, liabilities, or obligations of the Seller occurring before the Closing, including, without limitation, any (a) liabilities or obligations of the Seller to its creditors or stockholders as such or as creditors; (b) liabilities or obligations of the Seller with respect to any transactions occurring before the Closing Date; (c) sales or income tax or other liabilities or obligations of the Seller incurred in connection with the sale of its properties, assets or business pursuant to this Agreement, or in connection with its liquidation or dissolution; (d) federal, state and local taxes arising out of Seller's operation of its business; or (e) any contingent liabilities or obligations of the Seller. Purchaser shall not be responsible for all liabilities and obligations occurring before the Closing. The Purchaser shall not be responsible and liable for Seller's accounts payables and other liabilities through and including the Closing date (hereinafter defined).

         (b) Subject to the terms and conditions of this Agreement, at Closing Seller shall assign to Purchaser and Purchaser shall assume all of the Seller's assignable rights, title and interest in and to and Seller's duties and obligations under, the agreements, leases, contracts and commitments listed and described on Exhibit 3 attached hereto (the "Assumed Agreements"), true and correct copies of which have been delivered to Purchaser, to the extent such obligations are accompanied by a correlated duty of performance or payment on the part of the other party(s) thereto. Notwithstanding the foregoing, if the assignment and transfer of the Assumed Agreements would cause a breach thereof and if no required consent to such assignment and transfer has been obtained from the third party involved, then such obligation or instrument shall not be assigned and transferred, but Purchaser shall have the right but not the obligation to act as agent for Seller and its successors and assigns, in order to obtain for Purchaser the benefits under such obligation or instrument. Notwithstanding the above, in the event an Assumed Agreement shall require the written consent of the other party(s), the parties hereto agree to use their best efforts to obtain said written consent of the assignment(s) after the Closing.

4.       CLOSING AND CERTAIN RELATED MATTERS
         -----------------------------------

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         (a) Date and Place: The Closing shall take place on or before December
8, 1999 (the "Closing" or "Closing Date") unless extended by mutual agreement of the parties. The Closing shall take place via Federal Express through and escrow at the offices of Seller's Attorney.

         (b) Failure to Timely Close: In the event that this transaction shall not close by the Closing Date, unless an extension is agreed to and by the parties, then all parties shall be relieved of all obligations, commitments, liabilities and responsibilities hereunder and this Agreement shall be deemed null, void and of no force and effect.

         (c) Instruments of Conveyance and Transfer:

                  At the Closing:

                  (i) The Seller will deliver to the Purchaser such bills of sale, or other good and sufficient instruments of conveyance and transfer, as shall be effective to vest in the Purchaser good, absolute, and marketable title to Seller's Assets, other than the Excluded Assets, to the Purchaser by the Seller, free and clear of all liens, charges and encumbrances, and restrictions;

                  (ii) The Seller will deliver to the Purchaser all material contracts, agreements, commitments, and rights pertaining to the Seller's business and other data relating to its assets, business and operations, except its books of account and supporting records, corporate minute books and stock transfer records of the Seller and items specifically to the Excluded Assets;

                  (iii) Simultaneously with such delivery, the Seller will take all such steps as may be requisite to put the Purchaser in actual possession, operation and control of the properties, assets and business to be transferred hereunder; and

                  (iv) At the Closing, the Seller shall execute a Network Affiliate Agreement and Assignment of Intangible Assets Agreement attached hereto respectively as Exhibits "C" and "D".

         (d) Further Assurances to Purchaser: From time to time, after the Closing, at the request of the Purchaser, the Seller will execute and deliver to the Purchaser such other instruments of conveyance and transfer and take such other action as the Purchaser may reasonably require more effectively to convey, transfer to, and vest in the Purchaser, and to put the Purchaser in possession of, any of the properties or assets to be conveyed, transferred, and delivered to the Purchaser hereunder.

         (e) Purchaser's Deliveries: At Closing, Purchaser shall deliver to
Seller:

                  (a) The Purchase Price;


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



                  (b) A certificate of good standing for Purchaser issued by the Secretary of State of the State of Florida, dated within 30 days of the date hereof;

                  (c) A certificate from the Secretary of Purchaser attesting to the adoption of corporate resolutions by the directors of Purchaser authorizing the consummation of this transaction and that all information contained in the herein is complete, true and accurate and that there has been no change in the Purchaser's information as of the date of the Closing;

                  (d) An executed counterpart of the Network Affiliate Agreement which includes a license to continue the use of the List and Starting Point's name and logo in association with the List.

         (e) An opinion of counsel, reasonably acceptable to Seller, that the Shares to be tendered as a portion of the Purchase Price are duly authorized, validly issued, fully paid and non-assessable and unencumbered by any pledge, or security interest of any kind.

5.       REPRESENTATIONS AND WARRANTIES BY SELLER
         ----------------------------------------

         As a material inducement to the Purchaser to execute and perform its obligations under this Agreement, the Seller hereby represents and warrants to the Purchaser, as follows:

         (a) Changes: Between the date of the execution of this Contract and the Closing date, the Seller will not:

                  (i) Incur any obligations or liabilities, absolute, accrued, contingent, or otherwise, except current liabilities incurred in the ordinary course of Starting Point's Business;

                  (ii) Mortgage, pledge, subject to lien, charge, or encumbrance, or grant a security interest in, any of the assets, tangible or intangible to be sold to Purchaser hereunder;

                  (iii) Cancel any debt or claim or sell or transfer any of the assets or properties, that are to be sold to Purchaser hereunder, except in the ordinary course of Starting Point's Business;

                  (iv) Suffer any damage, destruction, or loss (whether or not covered by insurance) affecting its properties, business, or prospects, or waive any rights of substantial value; or

                  (v) Enter into any transaction other than in the ordinary course of Starting Point's Business.

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

         (b) Title to Properties and Assets: At the Closing, the Seller will have good and marketable title to all properties and assets being sold to the Purchaser, pursuant to this Agreement, subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever, except as disclosed pursuant to this Agreement.

         (c) No Default: The Seller is not in default in any material respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound.

         (d) Absence of Certain Changes or Events: From the date of the execution of this Agreement to the date of Closing, there will not be any material adverse change in, or event or condition which has a material adverse affect on the condition (financial or otherwise) of properties, assets, liabilities, business, or prospects of Starting Point, L.L.C.

         (e) Indemnification: At Closing, the parties shall execute hold harmless and indemnification agreements in favor of the other party in the forms attached hereto as Exhibit "B".

         (f) Litigation: To the best of Seller's knowledge there are no actions, suits or proceedings pending or threatened against the Seller or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is the Seller aware of any facts which to its knowledge might result in any such action, suit or proceeding. To the best of Seller's knowledge, the Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

         (g) Compliance with Law and Other Instruments: To the best of Seller's knowledge, the Seller is not in violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulations, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance, or charge upon any of the properties or assets of the Seller pursuant to any such term or provision.

         (h) Disclosure: No representation or warranty by the Seller in this Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact (of which the Seller has knowledge or notice) required to make the statements herein or therein contained not misleading.

         (i) Taxes: Seller has filed or will file all required Federal and State Income Tax Returns and has paid or will pay all taxes as shown on such Returns. The Federal

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Income Tax Returns of Seller have never been examined or audited by the Internal
Revenue Service. Adequate provision has been made for the payment of all accrued and unpaid Federal, State or other taxes of whatever kind, whether or not yet due and payable or whether or not disputed.

         (j) Seller in Good Standing: Starting Point, L.L.C. is duly organized, existing and in good standing under the laws of the State of Illinois.

         (k) Seller's Assistance: The Seller agrees to provide assistance and consulting services to the Purchaser for the transition of the Site. The Purchaser shall pay all approved out of pocket expenses incurred by the Seller pursuant to this paragraph.

6.       REPRESENTATIONS AND WARRANTIES OF PURCHASER
         -------------------------------------------

         Purchaser represents and warrants to Seller that each of the following statements is true and correct on the date hereof, and shall remain true and correct through the Closing Date. Furthermore, the representations and warranties contained in this section shall survive the Closing of this transaction for a period of six months:

         (a) Organization Authority and Good Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of Purchaser or its ability to consummate the transactions contemplated herein. Purchaser has all requisite corporate power and authority to enter into this Agreement and any of the agreements necessary to accomplish the transactions contemplated by this Agreement and, subject to receipt of required shareholder approval, to perform its obligations hereunder on its part to be performed.

         (b) Corporate Documents. Copies of the Articles of Incorporation (and the Amendment(s) thereto) and Bylaws of Purchaser, certified by an appropriate officer of Purchaser to be correct have been made available to Seller and such documents have not been amended since the respective dates of certification thereof.

         (c) Authorization. The execution, delivery and performance of this Agreement and the other agreements and undertakings referenced herein and the consummation of the transactions contemplated hereby and thereby Purchaser has been duly and validly authorized by all necessary corporate action on its part. This Agreement and other Agreements have been duly executed and delivered by Purchaser and assuming due authorization, execution and delivery by Seller and the other signatories thereto constitute the valid, binding and enforceable obligation of

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


Purchaser subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the rights of shareholders.

         (d) Compliance with Law and Agreements. Purchaser is not in default under, or in violation of, any provision of its Articles of Incorporation, or Bylaws or in default under or in violation of any note, bond, indenture, mortgage, deed of trust, loan agreement, material lease, or any other agreement to which it is a party or by which it may be bound or to which any of its properties or assets is subject other than such defaults or violations as would not (singly or in the aggregate) have a material adverse effect on the business, operations, or financial condition of Purchaser. Purchaser has not waived any material right under any material contract or commitment. Purchaser is not in violation of any order, writ, decree or injunction of any court or governmental agency or any body having jurisdiction over it or its properties which if enforced would have (singly or in the aggregate) a material adverse effect on the business, operations, or financial condition of Purchaser. No investigation or review by any governmental entity with respect to Purchaser is pending or to the knowledge of Purchaser threatened, nor has any governmental entity indicated to Purchaser an intention to conduct the same.

         (e) Absence of Conflicts. The execution and delivery by Purchaser of this Agreement and the other agreements referenced herein and the consummation to the transactions herein and therein contemplated do not and will not violate or conflict with any judgment, order, writ, decree, statute, regulation or injunction applicable to Purchaser, or any of the properties or assets of Purchaser or the stock of Purchaser.

         (f) The Shares. The Shares to be tendered as a portion of the Purchase Price are duly authorized, validly issued, fully paid and non-assessable and unencumbered by any pledge, or security interest of any kind.

7.       CONDITIONS PRECEDENT TO THE CLOSING BY PURCHASER
         ------------------------------------------------

         The obligation of the Purchaser to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing, of each and every of the following conditions:

         (a) Compliance with Agreement: All the terms and conditions of this Agreement to be complied with and performed by the Seller on or before the Closing Date, including the delivery to the Purchaser of all schedules, documents and instruments required to be delivered to Purchaser by this Agreement, shall have been complied with and performed.

         (b) Representations and Warranties: The representations and warranties of the Seller in Paragraph 5 hereof shall be deemed to have been made again on the Closing Date and be then true and correct, subject to any changes contemplated by this

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Agreement.  There shall have been no materially adverse change in the financial condition of the Seller.

         (c) Tax Returns: Seller warrants that the Tax Returns that was supplied to Purchaser by Seller is true and correct and is a fair presentation of the financial condition and results of operation of the Business.

8.       AFFIRMATIVE COVENANTS OF SELLER
         -------------------------------

         Seller agrees and obligates itself to maintain in full force and effect casualty and liability insurance of such nature and in at least such amounts as are presently carried.

9.       NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
         -----------------------------------------------------

         The representations and warranties contained in and made pursuant to this Agreement shall be deemed to have been made again at Closing. All representations and warranties contained in this Agreement shall survive the Closing for a period of six (6) months.

10.      COVENANT NOT TO COMPETE
         -----------------------

         For a period of one (1) year following the Closing Date, Seller shall not invest in or develop for its own use, an Internet directory/portal site or like web site which is substantially similar to or a competitor of stpt.com. Notwithstanding the foregoing and by way of illustration and not in limitation, Seller may:

         (ii      Continue to own and operate the site rankthis.com.

         (ii Provide marketing services to Internet directory/portal sites or like web sites which are substantially similar to or a competitor of stpt.com (as well as any other marketer) for Seller's standard and customary fee.

         Neither party shall release or disclose, to an unauthorized third party, any proprietary or confidential information or trade secret, pertaining to Seller and/or Purchaser and their respective business methods, practices or affairs. The Seller has carefully read and considered the provisions of this Paragraph 10 and, having done so, agrees that the restrictions set forth herein are fair and reasonably required for the protection of the interests of Purchaser and its Officers, Directors and Stockholders.

11.      SEVERABILITY
         ------------

         The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the

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


words, phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

12.      EXPENSES
         --------

         Each of the parties shall bear all of their own expenses incurred in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation hereof.

13.      AMENDMENT AND WAIVER
         --------------------

         This Agreement may not be amended or modified at any time nor any provision waived unless executed by the Purchaser and the Seller, or either of them in the case of a waiver.

14.      NOTICES
         -------

         Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by overnight, registered or certified mail, postage prepaid, addressed

to the Seller at:                           Yesmail.com, Inc.
                                            c/o David Menzel, Secretary
                                            565 Lakeview Parkway, Suite 135
                                            Vernon Hills, IL 60061

with a copy to:                             Bartly J. Loethen, Esquire
                                            22nd Floor IBM Plaza
                                            330 North Wabash Avenue
                                            Chicago, IL 60611-3607

and to the Purchaser at:                    Techlabs, Inc.
                                            c/o Thomas J. Taule, Chairman
                                            3435 Galt Ocean Drive
                                            Ft. Lauderdale, FL 33308

with a copy to:                             David M. Glassberg, Esquire
                                            Glassberg & Glassberg, P.A.
                                            1570 Madruga Avenue, Suite 211
                                            Coral Gables, Florida 33146

or at such other address(es) as shall be furnished in writing by any party to the other, and shall be deemed to have been given as of the date so delivered or deposited in the United States mail postage paid, as the case may be.

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15.      PRESS RELEASES
         --------------

         Purchaser shall not issue any press releases or other public relations announcement of this purchase and sale agreement or of the Closing of this transaction without the prior written consent of Seller as to the content and timing of such release or announcement. Seller is under no duty to ever issue any press release pertaining to this transaction. This provision shall survive the Closing of this transaction.

16.      SECTIONS AND OTHER HEADINGS
         ---------------------------

         Sections, paragraphs, and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.      COUNTERPART EXECUTION
         ---------------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

18.      GENDER
         ------

         All personal pronouns used in this Agreement shall include the other genders whether used in the masculine, feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

19.      PARTIES IN INTEREST
         -------------------

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Seller and the Purchaser and their successors and assigns. Notwithstanding the above, the Purchaser shall be allowed to assign this Agreement to a Florida corporation to be formed, which shall be a subsidiary of the Purchaser.

20.      INTEGRATED AGREEMENT
         --------------------

         This Agreement and the agreements attached as Exhibits hereto, constitute the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or for which provisions have been made herein.

21.      ATTORNEY'S FEES
         ---------------

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         In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the non-prevailing party.

22.      LITIGATION
         ----------

         In the event of any litigation arising out of or related to this Agreement and the consummation of the transactions contemplated hereby, venue shall be proper only in Broward County, Florida.

23.      TIME OF ESSENCE
         ---------------

         Wherever time is specified for the doing or performance of any act, time shall be considered of the essence.





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




         IN WITNESS WHEREOF, the Parties have set their hands and seals on the day and month above-written.

AS TO SELLER:                      Starting Point, L.L.C.,
                                   an Illinois Limited Liability Company

                                   By:____________________________
                                         Kevin Manley, Manager


                                  Yesmail.com, Inc.,
                                   a Delaware corporation


                                   By:____________________________
                                            _____________, _______

AS TO PURCHASER:                   Techlabs, Inc.,
                                   a Florida corporation


                                   By:____________________________
                                      Thomas J. Taule, Chairman


                                   Attest:________________________
                                              Thomas J. Taule, Secretary




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